UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 2005

                     Digital Learning Management Corporation
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                 (Exact name of registrant specified in charter)


   Delaware                        000-26293                    88-0420306
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  (State of                    (Commission File               (IRS Employer
Incorporation)                       Number)                 Identification No.)

                              19950 Mariner Avenue
                               Torrance, CA 90503
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               (Address of principal executive offices) (Zip Code)

                                 (310) 921-3444
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION

This current report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the plans and objectives of management for the business, operations, and economic performance of Digital Learning Management Corporation, a Delaware corporation (the "Company," "we," "us," or "our"). These forward-looking statements generally can be identified by the context of the statements or the use of words such as the Company or its management "believes," "anticipates," "intends," "expects," "plans" or words of similar meaning. Similarly, statements that describe the Company's future operating performance, financial results, plans, objectives, strategies, or goals are forward-looking statements. Although management believes that the assumptions underlying the forward looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond the control of the Company. Accordingly, actual results could differ materially from those contemplated by the forward-looking statements. For further information regarding risks and uncertainties associated with the Company's business, please refer to its filings with the Securities and Exchange Commission, including, but not limited to, its quarterly report on Form 10-QSB for the three months ended September 30, 2004. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

ITEM 2.05    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On March 16, 2005, the board of directors of the Company finalized its decision to discontinue the Company's operations at its vocational schools and its acquisition strategy of accredited vocational schools and campuses. The Company will continue to focus on its online Virtual Learning ("e-Learning") systems and related services strategy, with sales and services focused around its Virtual University Appliance ("VU Appliance") product.

In connection with its change in business strategy, the Company will close the operations of two of its subsidiaries, Software Education of America, Inc. ("SEA") and Global Computer Systems, Inc./TechConsults.net ("Global"), both of which were acquired by the Company in 2004. The Company has advanced approximately $1.5 million to SEA. Because the Company is unlikely to recover these advances, the closure of SEA is expected to result in a one-time write-off of approximately $1.5 million, which will be recorded in the fourth quarter of 2004. Similarly, the Company expects the closure of Global to result in a one-time write-off of approximately $400,000, which will also be recorded in the fourth quarter of 2004.

The Company expects to report a substantial loss in large part as a result of the write-offs associated with the close of operations of SEA and Global in its financial results for fiscal year 2004. Moreover, the Company expects that its revenues for fiscal year 2005 will fall substantially short of expectations as a result of the closures.

ITEM 8.01    OTHER EVENTS

Change in Business Strategy

Effective March 16, 2005, the Company has decided it will discontinue operations at its vocational schools and will no longer pursue acquisitions accredited vocational schools and campuses going forward. The Company will continue to focus on its online e-Learning systems and related services strategy, with sales and services focused around its VU Appliance product.

The VU Appliance product, which was introduced by the Company in October 2004, is a pre-packaged and "turn-key" hardware and software solution designed to address the e-Learning needs of corporations and educational institutions. It is a comprehensive "out-of-the-box" virtual learning solution that allows customers to quickly create 100% web-based virtual learning environments. The platform allows customers to create, publish and deliver courseware for e-Learning in addition to managing their traditional classroom learning environment. The Company utilizes its President's filed United States Patent (Provisional) in its VU Appliance. The Company believes its success in the future lies in successfully marketing, selling and improving its VU Appliance product and related services. The Company intends to remain focused on further developing and adding to its intellectual property assets, utilizing its expertise to help the online learning initiatives of its customers with e-Learning systems solutions.

The market for e-Learning systems is very competitive and there are several products in the market from large and well capitalized companies such as SumTotal(TM), eCollege(TM), Blackboard(TM) and WebCT(TM). These companies have far greater resources than the Company and therefore can make the Company's entry in the e-Learning systems marketplace difficult. With this in mind, there can be no assurance that the Company will succeed in its objectives.

Liquidity Deficiency

If we are unable to successfully obtain additional financing, we will not have sufficient cash to continue operations. As of March 1, 2005, we had cash and cash equivalents of approximately $200,000. We will need to raise additional funds from either one or a combination of additional financings, exercise and/or conversion of outstanding securities, mergers or acquisitions, or otherwise obtain capital via sale or license of certain of our assets, in order to satisfy our future liquidity requirements. Current market conditions present uncertainty as to our ability to secure additional financing or effectuate any merger or acquisition, as well as our ability to reach profitability. There can be no assurances that we will be able to secure additional financing or effectuate any such merger or acquisition, or obtain favorable terms on such financing if it is available, or as to our ability to achieve positive cash flow from operations. If we cannot effectuate financing transactions to raise needed funds on acceptable terms, we will not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressure or unanticipated requirements. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking protection under federal bankruptcy laws. We cannot assure you that we will be able to meet our future capital requirements.

Late Filing of Annual Report on Form 10-K

Due to our liquidity crisis, we may not be able to file our Annual Report on Form 10-KSB on a timely basis. Such failure may cause us to be delisted by the OTC Bulletin Board and could adversely affect our ability to raise additional needed funds.

Legal Proceeding

In the Form 8-K filed with the Securities and Exchange Commission on February 28, 2005, the Company previously reported a complaint filed by Wells Fargo Bank against SEA regarding an alleged default on a line of credit in the aggregate amount of approximately $158,000. One of the other guarantors of the line of credit filed a cross-complaint against the Company on March 1, 2005 for indemnity in the amount of approximately $158,000, plus attorneys' fees. The cross complaint also alleges a default on separate note by SEA in the amount of approximately $12,500.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Digital Learning Management Corporation

                                     By:    /s/ Aurangzeb Bhatti
                                        ---------------------------------------
                                        Name:   Aurangzeb Bhatti
                                        Title:  President

Dated:  March 17, 2005